Exhibit 10.1

AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of May 5, 2008 (this “Amendment”), is entered into by Ferrellgas Receivables, LLC, a Delaware limited liability company (“Seller”), Ferrellgas, L.P., a Delaware limited partnership (“Ferrellgas”), as initial Servicer (the initial Servicer together with Seller, the “Seller Parties” and each, a “Seller Party”), JPMorgan Chase Bank, N.A. (“JPMorgan Chase” and, together with its successors and assigns hereunder that become Committed Purchasers, the “Financial Institutions”), Falcon Asset Securitization Company, LLC (“Falcon”), as assignee of Jupiter Securitization Company LLC), Fifth Third Bank (“Fifth Third”), and JPMorgan Chase Bank, N.A., as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”) with respect to the Second Amended and Restated Receivables Purchase Agreement dated as of June 6, 2006 among the parties (as heretofore amended, the “Existing Agreement”). The Existing Agreement, as amended hereby, is hereinafter referred to as the “Agreement.” Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in Exhibit I to the Existing Agreement.

WITNESSETH :

WHEREAS, the parties hereto desire to amend the Existing Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

1.1. All references in the Existing Agreement to “Jupiter Securitization Company, LLC” are hereby replaced with “Falcon Asset Securitization Company, LLC” and all references to “Jupiter,” either alone, or as part of another defined term, are hereby replaced with “Falcon”.

1.2 Each of the following definitions in the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“Liquidity Termination Date” means May 4, 2009.

“Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of 75% of the Net Asset Interest Balance on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report or Weekly Report, as applicable, taking into account such proposed Incremental Purchase.

1.3 Section 1.1(b) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

(b) Not more than once per calendar month, Seller may, upon at least 5 Business Days’ notice to the Agent (who will promptly forward a copy of each such notice to the Purchasers), terminate in whole or reduce in part, ratably between the Purchaser Groups (and, within the Falcon Group, ratably among the Financial Institutions), the unused portion of the Purchase Limit and the Group Purchase Limits; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof. Each decrease in the Purchase Limit shall decrease (A) the aggregate Commitments by a like amount, which aggregate decrease shall be apportioned amongst the various Committed Purchasers’ Commitments ratably in accordance with their respective Committed Purchaser Percentages, and (B) the Group Purchase Limits by an amount equal to their respective Percentages of such decrease. Each notice of a partial decrease in the Purchase Limit shall be accompanied by an updated version of Schedule A hereto bearing the effective date of such increase or decrease.

1.4 Section 8.5(b) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

(b) In addition to the Monthly Reports and other reports required under Section 8.5(a), on Tuesday of each week, or if any such day is not a Business Day, on the next succeeding Business Day (each, a “Weekly Reporting Date”), the Servicer shall prepare and forward to the Agent a Weekly Report as of the last Business Day of the week then most recently ended.

1.5. Section 9.1(k) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

(k) As of the last day of any Measurement Period ending during the periods specified in the table below, the average of the three Measurement Periods then most recently ended for the Outstanding Balance of all Receivables included in the Purchaser Interests (regardless of whether they are Eligible Receivables on the date of determination) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment shall exceed the percentage specified in the table below opposite such period:

Applicable
Period in Which Measurement Period Ends	Percentage

May or December, 2008	20.00%

June, October or November, 2008	25.00%

July, 2008	27.00%

August or September, 2008	29.00%

At all other times	16.50%

1.6 Section 10.3 of the Existing Agreement is hereby amended to insert after “on demand” in each place where it appears the following:

(and, in the absence of demand, within 45 days after presentation of an invoice therefor setting forth in reasonable detail the basis for the fees and charges therein).

1.7 Schedule A to the Existing Agreement is hereby amended and restated in its entirety to read as set forth in Schedule A hereto.

2. Representations and Warranties. In order to induce the other parties hereto to enter into this Amendment, each of the Buyer and the Originator hereby represents and warrants to each of the other parties hereto as follows:

(a) The execution and delivery by such party of this Amendment, and the performance of its obligations under the Agreement as amended hereby, are within such party’s organizational powers and authority and have been duly authorized by all necessary organizational action on its part;

(b) This Amendment has been duly executed and delivered by such party, and the Agreement, as amended hereby, constitutes such party’s legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and

(c) As of the date hereof, no event has occurred and is continuing that will constitute a Termination Event or a Potential Termination Event.

3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon delivery to the Agent of each of the following:

(a) counterparts hereof, duly executed by each of the parties hereto;

(b) counterparts of an amendment and restatement of the Purchasers’ Fee Letter, duly executed by each of the parties thereto; and

(c) counterparts of Amendment No. 4 to Amended and Restated Receivable Interest Sale Agreement, duly executed by each of the parties thereto.

4. Miscellaneous.

(a) CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(c) Ratification of Agreement. Except as expressly amended hereby, the Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

FERRELLGAS RECEIVABLES, LLC

By:
Name:
Title:

FERRELLGAS, L.P.

By: Ferrellgas, Inc., its General Partner

By:
Name:
Title:

FALCON ASSET SECURITIZATION COMPANY, LLC

By: JPMorgan Chase Bank, N.A., as attorney-in-fact
By:
Trisha Lesch, Vice President

JPMORGAN CHASE BANK, N.A.,

Individually as a Financial Institution and as Agent

By:
Trisha Lesch, Vice President

FIFTH THIRD BANK

By:
Robert Finley, Vice President and Manager

Schedule A to Amendment

SCHEDULE A

COMMITMENTS
As of May 5, 2008

Committed Purchaser	Commitment
JPMorgan Chase Bank, N.A.	$80,000,000
Fifth Third Bank	$80,000,000